EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated September 14, 2017, with respect to the statement of condition including the related portfolio of Quality Municipal Income Trust, 20+ Year Series 197 (included in Invesco Unit Trusts, Municipal Series 1300) as of September 14, 2017, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-214528) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP


New York, New York
September 14, 2017